Exhibit 99.1

Howmet Aerospace Reports First Quarter 2023 Results

First Quarter 2023 Revenue Up 21% year over year; Strong Profit Generation

$176 Million Debt Reduction, $25 Million Common Stock Repurchases

Full Year 2023 Guidance Increased

PITTSBURGH--(BUSINESS WIRE)--May 2, 2023--Howmet Aerospace (NYSE:HWM):

First Quarter 2023 Highlights

  Revenue of $1.60 billion, up 21% year over year, driven by commercial aerospace, up 29% year over year
  Net income of $148 million, or $0.35 per share, versus $131 million, or $0.31 per share, in the first quarter 2022, up 13% year over year
  Net income excluding special items of $175 million, or $0.42 per share, versus $132 million, or $0.31 per share, in the first quarter 2022; Adjusted earnings per share* grew 35% year over year
  Adjusted EBITDA excluding special items of $360 million, up 20% year over year
  Generated $23 million cash from operations; ($41 million) of free cash flow; $214 million of cash used for financing activities; and $64 million of cash used for investing activities
  Cash balance at end of quarter of $538 million including impacts of $176 million of debt reduction, $25 million of common stock repurchases, and $0.04 per share dividend on common stock

2023 Guidance

	Q2 2023 Guidance			FY 2023 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$1.600B	$1.610B	$1.620B	$6.200B	$6.250B	$6.325B
Adj. EBITDA* 1	$359M	$362M	$365M	$1.400B	$1.415B	$1.435B
Adj. EBITDA Margin* 1	22.4%	22.5%	22.5%	22.6%	22.6%	22.7%
Adj. Earnings per Share* 1	$0.41	$0.42	$0.43	$1.65	$1.67	$1.70
Free Cash Flow[1]				$600M	$635M	$670M
______________________
*	Excluding Special Items
1

Reconciliations of the forward-looking non-GAAP measures to the most directly comparable GAAP measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures – for further detail, see “2023 Guidance” below.

Key Announcements

  In the first quarter 2023, the Company redeemed $150 million and additionally repurchased approximately $26 million of the aggregate principal amount of its 5.125% Notes due 2024 (“2024 Notes”). These combined actions reduced the outstanding principal amount of the 2024 Notes by $176 million and reduce annualized interest expense by approximately $9 million.
  In the first quarter 2023, Howmet Aerospace repurchased approximately 0.6 million shares of common stock for $25 million at an average per share price of $43.36. As of May 1, 2023, total share repurchase authorization available was $922 million.
  On February 27, 2023, the Company paid a quarterly dividend of $0.04 per share on outstanding common stock.
  On April 25, 2023, S&P Global Ratings revised their outlook to positive from stable and affirmed their ‘BB+’ issuer credit rating.

Howmet Aerospace (NYSE: HWM) today reported first quarter 2023 results. The Company reported first quarter revenue of $1.60 billion, up 21% year over year, primarily driven by growth in the commercial aerospace market of 29%.

Howmet Aerospace reported net income of $148 million, or $0.35 per share, in the first quarter 2023 versus $131 million, or $0.31 per share, in the first quarter 2022. Net income excluding special items was $175 million, or $0.42 per share, in the first quarter 2023, versus $132 million, or $0.31 per share, in the first quarter 2022. Adjusted earnings per share excluding special items grew 35% year over year. Net income included approximately $25 million in net charges from special items, principally related to an approximately $20 million charge for a tax reserve established in France and costs associated with past plant fires. Operating income margin was up approximately 40 basis points year over year at 17.8% in the first quarter 2023.

First quarter 2023 Adjusted EBITDA excluding special items was $360 million, up 20% year over year. The year-over-year increase was driven by volume growth in the commercial aerospace market. Adjusted EBITDA margin excluding special items was down approximately 20 basis points year over year at 22.5% and included approximately $35 million of additional inflationary cost pass through year over year. Excluding year over year inflationary cost pass through, Adjusted EBITDA margin excluding special items was 23.0%.

Howmet Aerospace Executive Chairman and Chief Executive Officer John Plant said, “Howmet Aerospace delivered a solid start to 2023. First quarter 2023 revenue grew 21% year over year and exceeded the high end of our guidance range. Adjusted EBITDA* and Adjusted Earnings Per Share* also exceeded the high end of guidance and grew 20% and 35% year over year, respectively, demonstrating continued healthy operational execution as the aerospace recovery continues.”

Mr. Plant continued, “The demand picture continues to be strong for commercial aerospace, with higher aircraft production rates underpinned by continued growth in air traffic. We are encouraged by progress at aircraft OEM customers to meet their higher build rate targets. Given our strong first quarter and improving aerospace backcloth, we are increasing full year 2023 guidance for revenue, Adjusted EBITDA*, Adjusted Earnings Per Share*, and Free Cash Flow.”

“The Company’s balance sheet remains strong, further enhanced by $176 million of debt reduction in the first quarter 2023. Howmet Aerospace also continued to return cash to shareholders through $25 million in share repurchases in addition to the common stock dividend. A healthy free cash flow outlook supports continued capital allocation actions.”

_______________________
*	Excluding Special Items

First Quarter 2023 Segment Performance

Engine Products

Engine Products reported revenue of $795 million, an increase of 26% year over year, due to growth in the commercial aerospace, defense aerospace, industrial gas turbine, and oil and gas markets. Segment Adjusted EBITDA was $212 million, up 23% year over year, driven by commercial aerospace, defense aerospace, industrial gas turbine, and oil and gas volumes. The segment added approximately 260 net headcount in the quarter in anticipation of future revenue increases. Segment Adjusted EBITDA margin decreased approximately 70 basis points year over year to 26.7%.

Fastening Systems

Fastening Systems reported revenue of $312 million, an increase of 18% year over year due to growth in the narrow body commercial aerospace and defense aerospace markets. Segment Adjusted EBITDA was $58 million, up 4% year over year, driven by favorable volume in the narrow body commercial aerospace and defense aerospace markets partially offset by inflationary costs and the addition of approximately 215 net headcount in the quarter in anticipation of future revenue increases. Segment Adjusted EBITDA margin decreased approximately 260 basis points year over year to 18.6%.

Engineered Structures

Engineered Structures reported revenue of $207 million, an increase of 14% year over year due to growth in the commercial aerospace market partially offset by declines in the defense aerospace market. Segment Adjusted EBITDA was $30 million, up 30% year over year, driven by favorable volume in the commercial aerospace market more than offsetting unfavorable volume in the defense aerospace market. Segment Adjusted EBITDA margin increased approximately 190 basis points year over year to 14.5%.

Forged Wheels

Forged Wheels reported revenue of $289 million, an increase of 17% year over year due to an 18% increase in volume. Segment Adjusted EBITDA was $79 million, up 18% year over year, driven by favorable volume partially offset by unfavorable foreign currency movements. Segment Adjusted EBITDA margin increased approximately 20 basis points year over year to 27.3% as the impact of lower aluminum prices was mostly offset by inflationary cost pass through and unfavorable foreign currency impacts.

Repurchased Approximately $25 Million of Common Shares in First Quarter 2023

In the first quarter 2023, Howmet Aerospace repurchased approximately 0.6 million shares of common stock for approximately $25 million at an average per share price of $43.36. As of March 31, 2023, total share repurchase authorization available was $922 million. The first quarter 2023 marks the eighth consecutive quarter of common stock repurchases. The Company has deployed $928 million to common stock repurchases since its April 2020 separation.

Reduced Debt by $176 Million in First Quarter 2023

In the first quarter 2023, the Company redeemed $150 million and additionally repurchased approximately $26 million of the aggregate principal amount of its 5.125% Notes due 2024 (“2024 Notes”). These combined actions reduced the outstanding principal amount of the 2024 Notes by $176 million and reduce annualized interest expense by approximately $9 million.

Common Stock Dividend of $0.04 Per Share Paid on February 27, 2023

On February 27, 2023, the Company paid a quarterly dividend of $0.04 per share on outstanding common stock.

Company Outlook Revised To Positive from Stable by S&P Global Ratings

On April 25, 2023, S&P Global Ratings revised their outlook to positive from stable and affirmed their ‘BB+’ issuer credit rating.

2023 Guidance

	Q2 2023 Guidance			FY 2023 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$1.600B	$1.610B	$1.620B	$6.200B	$6.250B	$6.325B
Adj. EBITDA* [1]	$359M	$362M	$365M	$1.400B	$1.415B	$1.435B
Adj. EBITDA Margin* [1]	22.4%	22.5%	22.5%	22.6%	22.6%	22.7%
Adj. Earnings per Share*[1]	$0.41	$0.42	$0.43	$1.65	$1.67	$1.70
Free Cash Flow[1]				$600M	$635M	$670M
*	Excluding Special Items

1

Reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures, such as the effects of foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. In addition, there is inherent variability already included in the GAAP measures, including, but not limited to, price/mix and volume. Howmet Aerospace believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Howmet Aerospace expects higher Adjusted EBITDA excluding special items to drive growth in Adjusted Earnings per Share excluding special items in full year 2023. The Company expects the impact of higher non-cash pension expense to be offset by capital allocation actions. Capital allocation to common stock repurchases and/or debt reduction depends on market conditions, profitability, and cash generation, among other factors.

Howmet Aerospace will hold its quarterly conference call at 10:00 AM Eastern Time on Tuesday, May 2, 2023. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 7:00 AM ET on May 2, via the “Investors” section of the Howmet Aerospace website. A link to the press release will also be available via Howmet Aerospace’s Twitter handle @HowmetAerospace at https://twitter.com/howmetaerospace.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. With nearly 1,150 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com. Follow: LinkedIn, Twitter, Instagram, Facebook, and YouTube.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of end markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; and any future dividends and repurchases of its debt or equity securities. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel; (h) uncertainty of the duration, extent and impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (i) the inability to achieve revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (j) inability to meet increased demand, production targets or commitments; (k) competition from new product offerings, disruptive technologies or other developments; (l) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities and conflicts, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (n) failure to comply with government contracting regulations; (o) adverse changes in discount rates or investment returns on pension assets; and (p) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Howmet Aerospace Inc. and subsidiaries Statement of Consolidated Operations (unaudited) (in U.S. dollar millions, except per-share and share amounts)
	Quarter ended
	March 31, 2023	December 31, 2022	March 31, 2022
Sales	$1,603	$1,513	$1,324

Cost of goods sold (exclusive of expenses below)	1,164	1,110	950
Selling, general administrative, and other expenses	75	63	69
Research and development expenses	9	9	7
Provision for depreciation and amortization	69	67	66
Restructuring and other charges(1)	1	44	2
Operating income	285	220	230

Loss on debt redemption	1	—	—
Interest expense, net	57	57	58
Other expense, net	7	15	1

Income before income taxes	220	148	171
Provision for income taxes	72	37	40
Net income	$148	$111	$131

Amounts Attributable to Howmet Aerospace Common Shareholders:
Earnings per share - basic(2)(3):
Net income per share	$0.36	$0.27	$0.31
Average number of shares(3)(4)	412,164,982	413,657,108	418,872,181

Earnings per share - diluted(2)(3):
Net income per share	$0.35	$0.26	$0.31
Average number of shares(4)	418,260,459	419,082,115	424,747,801

Common stock outstanding at the end of the period	411,810,073	412,155,057	417,622,524
(1)

Restructuring and other charges for the quarter ended March 31, 2023 included other exit costs and severance reversals. Restructuring and other charges for the quarter ended December 31, 2022 included pension settlement charges, gain on sale of assets, and asset impairments and accelerated depreciation. Restructuring and other charges for the quarter ended March 31, 2022 included other exit costs, pension settlement charges, and severance reversals.

(2)	In order to calculate both basic and diluted earnings per share, preferred stock dividends declared of $1 for the quarters presented need to be subtracted from Net income.
(3)

For the quarters presented, the difference between the diluted average number of shares and the basic average number of shares related to share equivalents associated with outstanding awards and employee stock options.

(4)

As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not realized in EPS in the year of repurchase for the periods presented.

Howmet Aerospace Inc. and subsidiaries Consolidated Balance Sheet (unaudited) (in U.S. dollar millions)
	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$537	$791
Receivables from customers, less allowances of $1 in both 2023 and 2022	655	506
Other receivables	16	31
Inventories	1,662	1,609
Prepaid expenses and other current assets	187	206
Total current assets	3,057	3,143
Properties, plants, and equipment, net	2,321	2,332
Goodwill	4,024	4,013
Deferred income taxes	59	54
Intangibles, net	518	521
Other noncurrent assets	195	192
Total assets	$10,174	$10,255

Liabilities
Current liabilities:
Accounts payable, trade	$877	$962
Accrued compensation and retirement costs	193	195
Taxes, including income taxes	64	48
Accrued interest payable	63	75
Other current liabilities	206	202
Total current liabilities	1,403	1,482
Long-term debt, less amount due within one year	3,988	4,162
Accrued pension benefits	625	633
Accrued other postretirement benefits	108	109
Other noncurrent liabilities and deferred credits	289	268
Total liabilities	6,413	6,654

Equity
Howmet Aerospace shareholders’ equity:
Preferred stock	55	55
Common stock	412	412
Additional capital	3,941	3,947
Retained earnings	1,159	1,028
Accumulated other comprehensive loss	(1,806)	(1,841)
Total equity	3,761	3,601
Total liabilities and equity	$10,174	$10,255

Howmet Aerospace and subsidiaries Statement of Consolidated Cash Flows (unaudited) (in U.S. dollar millions)
	Three months ended March 31,
	2023	2022
Operating activities
Net income	$148	$131
Adjustments to reconcile net income to cash provided from operations:
Depreciation and amortization	69	66
Deferred income taxes	31	28
Restructuring and other charges	1	2
Net realized and unrealized losses	4	3
Net periodic pension cost	9	6
Stock-based compensation	14	11
Loss on debt redemption	1	—
Other	5	22
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Increase in receivables	(137)	(123)
Increase in inventories	(45)	(87)
Decrease in prepaid expenses and other current assets	12	5
(Decrease) increase in accounts payable, trade	(67)	68
Decrease in accrued expenses	(19)	(54)
Increase in taxes, including income taxes	16	6
Pension contributions	(9)	(11)
Decrease (increase) in noncurrent assets	2	(1)
Decrease in noncurrent liabilities	(12)	(17)
Cash provided from operations	23	55
Financing Activities
Net change in short-term borrowings	—	(3)
Repurchases and payments on debt	(176)	—
Premiums paid on early redemption of debt	(1)	—
Repurchase of common stock	(25)	(175)
Proceeds from exercise of employee stock options	6	7
Dividends paid to shareholders	(17)	(9)
Other	(1)	(14)
Cash used for financing activities	(214)	(194)
Investing Activities
Capital expenditures	(64)	(62)
Proceeds from the sale of assets and businesses	—	1
Cash used for investing activities	(64)	(61)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	—
Net change in cash, cash equivalents and restricted cash	(254)	(200)
Cash, cash equivalents and restricted cash at beginning of year	792	722
Cash, cash equivalents and restricted cash at end of period	$538	$522

Howmet Aerospace Inc. and subsidiaries Segment Information (unaudited) (in U.S. dollar millions)
	1Q22	2Q22	3Q22	4Q22	2022	1Q23
Engine Products
Third-party sales	$631	$652	$683	$732	$2,698	$795
Inter-segment sales	$1	$1	$1	$1	$4	$2
Provision for depreciation and amortization	$31	$31	$31	$32	$125	$32
Segment Adjusted EBITDA	$173	$179	$186	$191	$729	$212
Segment Adjusted EBITDA Margin	27.4%	27.5%	27.2%	26.1%	27.0%	26.7%
Restructuring and other charges	$3	$4	$2	$20	$29	$—
Capital expenditures	$27	$24	$23	$20	$94	$33

Fastening Systems
Third-party sales	$264	$277	$291	$285	$1,117	$312
Provision for depreciation and amortization	$12	$11	$11	$11	$45	$11
Segment Adjusted EBITDA	$56	$56	$64	$58	$234	$58
Segment Adjusted EBITDA Margin	21.2%	20.2%	22.0%	20.4%	20.9%	18.6%
Restructuring and other (credits) charges	$(3)	$—	$—	$11	$8	$—
Capital expenditures	$15	$8	$7	$9	$39	$9

Engineered Structures
Third-party sales	$182	$185	$193	$230	$790	$207
Inter-segment sales	$1	$1	$3	$1	$6	$—
Provision for depreciation and amortization	$12	$12	$12	$12	$48	$12
Segment Adjusted EBITDA	$23	$26	$28	$34	$111	$30
Segment Adjusted EBITDA Margin	12.6%	14.1%	14.5%	14.8%	14.1%	14.5%
Restructuring and other charges	$2	$1	$1	$3	$7	$1
Capital expenditures	$7	$2	$3	$5	$17	$10

Forged Wheels
Third-party sales	$247	$279	$266	$266	$1,058	$289
Provision for depreciation and amortization	$10	$10	$10	$10	$40	$9
Segment Adjusted EBITDA	$67	$75	$64	$72	$278	$79
Segment Adjusted EBITDA Margin	27.1%	26.9%	24.1%	27.1%	26.3%	27.3%
Restructuring and other charges	$—	$—	$—	$2	$2	$—
Capital expenditures	$9	$5	$6	$8	$28	$9

Differences between the total segment and consolidated totals are in Corporate.

Howmet Aerospace Inc. and subsidiaries Segment Information (unaudited) (in U.S. dollar millions)
Reconciliation of Total Segment Adjusted EBITDA to Consolidated Income Before Income Taxes
	1Q22	2Q22	3Q22	4Q22	2022	1Q23
Income before income taxes	$171	$183	$104	$148	$606	$220
Loss on debt redemption	—	2	—	—	2	1
Interest expense, net	58	57	57	57	229	57
Other expense (income), net	1	(1)	67	15	82	7
Operating income	$230	$241	$228	$220	$919	$285
Segment provision for depreciation and amortization	65	64	64	65	258	64
Unallocated amounts:
Restructuring and other charges	2	6	4	44	56	1
Corporate expense(1)	22	25	46	26	119	29
Total Segment Adjusted EBITDA	$319	$336	$342	$355	$1,352	$379

Total Segment Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Total Segment Adjusted EBITDA provides additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Total Segment Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Howmet’s definition of Total Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items, including Restructuring and other charges, are excluded from net margin and Segment Adjusted EBITDA. Differences between the total segment and consolidated totals are in Corporate.

(1)

For the quarter ended March 31, 2022, Corporate expense included $5 of costs related to fires at two plants and ($3) of reimbursement related to legal and advisory charges. For the quarter ended June 30, 2022, Corporate expense included $2 of costs related to fires at two plants and $1 of costs associated with closures, shutdowns, and other items. For the quarter ended September 30, 2022, Corporate expense included $25 of costs related to fires at three plants and $1 of costs associated with closures, shutdowns, and other items. In the third quarter of 2022, the Company’s cast house in Barberton, Ohio, which produces aluminum ingot used in the production of wheels for the North American commercial transportation market, experienced a mechanical failure resulting in substantial heat and fire-related damage to equipment. For the quarter ended December 31, 2022, Corporate expense included $4 of costs related to fires at three plants, net of reimbursement, and $1 of costs associated with closures, shutdowns, and other items. For the quarter ended March 31, 2023, Corporate expense included $4 of costs related to fires at two plants and $1 of costs associated with closures, shutdowns, and other items.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)
Reconciliation of Free cash flow	Quarter ended
March 31, 2023
Cash provided from operations	$23
Capital expenditures	(64)
Free cash flow	$(41)

The Accounts Receivable Securitization program remains unchanged at $250 outstanding.

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company's asset base and are expected to generate future cash flows from operations). It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollar millions, except per-share and share amounts)
Reconciliation of Net income excluding Special items	Quarter ended
	March 31, 2022	December 31, 2022	March 31, 2023
Net income	$131	$111	$148

Diluted earnings per share (EPS)	$0.31	$0.26	$0.35

Special items:
Restructuring and other charges	2	44	1
Discrete tax items:
Tax litigation	—	—	20
Other discrete tax items	(2)	3	1
Total Discrete tax items(1)	(2)	3	21
Other special items
Loss on debt redemption and related costs	—	—	1
Plant fire costs, net	5	4	4
Legal and other advisory reimbursements	(3)	—	—
Costs associated with closures, shutdowns, and other items	—	1	1
Total Other special items	2	5	6
Tax impact(2)	(1)	(3)	(1)

Net income excluding Special items	$132	$160	$175

Diluted EPS excluding Special items	$0.31	$0.38	$0.42

Average number of shares - diluted EPS excluding Special items	424,747,801	419,082,115	418,260,459

Net income excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income determined under GAAP as well as Net income excluding Special items and Diluted EPS excluding Special items.

(1)	Discrete tax items for each period included the following:

  for the quarter ended March 31, 2022, a net benefit for other small items ($2);
  for the quarter ended December 31, 2022, a charge to record a valuation allowance related to U.S. foreign tax credits $12, a benefit related to a tax depreciation accounting method change in the U.S. ($5), and a net benefit for other small items ($4); and
  for the quarter ended March 31, 2023, a charge for a tax reserve established in France $20 and a net charge for other small items $1.

(2)

The Tax impact on Special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollar millions)
Reconciliation of Operational tax rate	Quarter ended March 31, 2023
	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted
Income before income taxes	$220	$7	$227
Provision for income taxes	$72	$(20)	$52
Tax rate	32.7%		22.9%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)

Special items for the quarter ended March 31, 2023 include costs related to fires at two plants of $4, loss on debt redemption and related costs $1, Restructuring and other charges $1, and costs associated with closures, shutdowns, and other items $1.

(2)

Tax Special items includes discrete tax items, the tax impact on Special items based on the applicable statutory rates, the difference between such rates and the Company’s consolidated estimated annual effective tax rate and other tax related items. Discrete tax items for each period included the following:

for the quarter ended March 31, 2023, a charge for a tax reserve established in France $20 and a net charge for other small items $1.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)
Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items	Quarter ended
	March 31, 2022	December 31, 2022	March 31, 2023
Sales	$1,324	$1,513	$1,603
Operating income	$230	$220	$285
Operating income margin	17.4%	14.5%	17.8%

Net income	$131	$111	$148
Add:
Provision for income taxes	$40	$37	$72
Other expense, net	1	15	7
Loss on debt redemption	—	—	1
Interest expense, net	58	57	57
Restructuring and other charges	2	44	1
Provision for depreciation and amortization	66	67	69
Adjusted EBITDA	$298	$331	$355

Add:
Plant fire costs, net	$5	$4	$4
Legal and other advisory reimbursements	(3)	—	—
Costs associated with closures, shutdowns, and other items	—	1	1
Adjusted EBITDA excluding Special items	$300	$336	$360

Adjusted EBITDA margin excluding Special items	22.7%	22.2%	22.5%
Incremental margin	Quarter ended
	March 31, 2022	March 31, 2023	Q1 2023 YoY
Third-party sales	$1,324	$1,603
Year-over-Year Material and other inflationary cost pass through		(35)
Third-party sales excluding Material and other inflationary cost pass through (b)	$1,324	$1,568	$244

Adjusted EBITDA excluding Special items (a)	$300	$360	$60

Incremental margin (a)/(b)			25%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, Adjusted EBITDA margin excluding Special items, and Incremental margin are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Howmet Aerospace Inc. and subsidiaries Calculation of Financial Measures (unaudited), continued (in U.S. dollars millions)
Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items and Material and other inflationary cost pass through	Quarter ended
March 31, 2023
Net income	$148

Add:
Provision for income taxes	$72
Other expense, net	7
Loss on debt redemption	1
Interest expense, net	57
Restructuring and other charges	1
Provision for depreciation and amortization	69
Adjusted EBITDA	$355

Add:
Plant fire costs, net	$4
Costs associated with closures, shutdowns, and other items	1
Adjusted EBITDA excluding Special items (a)	$360

Third-party sales (b)	$1,603
Year-over-Year Material and other inflationary cost pass through	(35)
Third-party sales excluding Year-over-Year Material and other inflationary cost pass through (c)	$1,568

Adjusted EBITDA margin excluding Special items (a)/(b)	22.5%
Adjusted EBITDA margin excluding Special items and Year-over-Year Material and other inflationary cost pass through (a)/(c)	23.0%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, Third-party sales excluding Year-over-Year Material and other inflationary cost pass through, Adjusted EBITDA margin excluding Special items, and Adjusted EBITDA margin excluding Special items and Year-over-Year Material and other inflationary cost pass through are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Contacts

Investor Contact
Paul T. Luther
(412) 553-1950
Paul.Luther@howmet.com

Media Contact
Rob Morrison
(412) 553-2666
Rob.Morrison@howmet.com